EXHIBIT 99.1

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EDITED TRANSCRIPT

Q3 2018 Diodes Inc Earnings Call

EVENT DATE/TIME: NOVEMBER 06, 2018 / 10:00PM GMT

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NOVEMBER 06, 2018 / 10:00PM GMT, Q3 2018 Diodes Inc Earnings Call

CORPORATE PARTICIPANTS

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Richard D. White Diodes Incorporated - CFO & Secretary

CONFERENCE CALL PARTICIPANTS

Edgar Burling Roesch Sidoti & Company, LLC - Research Analyst

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst Margaret Jeanne Sims Robert W. Baird & Co. Incorporated, Research Division - Research Analyst Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Leanne K. Sievers Shelton Group - EVP IR

PRESENTATION

Operator

Good afternoon, and welcome to Diodes Incorporated's Third Quarter 2018 Financial Results Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded today, Tuesday, November 6, 2018.

I would now like to turn the call over to Leanne Sievers of Shelton Group, Investor Relations. Leanne, please go ahead.

Leanne K. Sievers Shelton Group - EVP IR

Good afternoon, and welcome to Diodes' Third Quarter 2018 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group, Diodes' investor relations firm. Joining us today are Diodes' President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Rick White; Vice President of Worldwide Sales and Marketing, Emily Yang; and Director of Investor Relations, Laura Mehrl.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that the results today are preliminary as they are subject to the company finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such, these results are subject to revision until the company files its Form 10-Q for its third quarter 2018.

In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore, we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q. In addition, any projections as to the company's future performance represent management's estimates as of today, November 6, 2018. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change.

Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP items, which provide additional details. Also, throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations section of Diodes' website at www.diodes.com. Please see the company's press release for more information.

And now I'll turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Thank you, Leanne. Welcome, everyone, and thank you for joining us today.

The third quarter marked Diodes' best quarterly performance in the company's history, achieving record financial results and the sixth

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NOVEMBER 06, 2018 / 10:00PM GMT, Q3 2018 Diodes Inc Earnings Call

quarter of sequential organic growth in the past 7 quarters. Our consistently strong growth reflects our aggressive past design win activity and the continued market share gains at new and existing customers, which also contributed to record automotive revenue growing 27% year-over-year as well as record industrial revenue increasing 32% over the same time period. This above-average corporate growth has resulted in those 2 end market combined reaching 36% of the total revenue, bringing us closer to our goal of 40%. Diodes' solid positioning with the customers, diversified product line and the end markets as well as continued advancement in technology and packaging innovation has generated exceptional performance across multi-product categories, including continued growth from our Pericom products.

Also worth highlighting is Diodes' significant earnings power and cash generation as we drive revenue growth with non-GAAP operating expense at our target model of 20% of revenue, which we achieved in the third quarter. In fact, our trailing 12-month non-GAAP earnings per share exceeds the 2 years combined total for 2016 and 2017.

As we look to the fourth quarter, we expect to further extend our better-than-market performance as a result of our strong past design wins and a strong POS driving ongoing market share gains. Strength in Asia is anticipated to largely offset the typical seasonality in U.S. and Europe, resulting in our guidance for revenue being down only 1.9% sequentially at the midpoint. Based on our current expectations, we are on track to reporting one of the best performing year in Diodes' history.

With that, let me now turn the call over to Rick to discuss our third quarter financial results and our fourth quarter guidance in more detail.

Richard D. White Diodes Incorporated - CFO & Secretary

Thanks, Dr. Lu, and good afternoon, everyone. As part of my financial review today, I will focus my comments on the sequential change for each of the line items, and we'd refer you to our press release for a more detailed review of our results as well as the year-over-year comparisons.

Revenue for the third quarter 2018 was a record $320.9 million, a 5.5% increase from $304.1 million in the second quarter 2018.

Gross profit for the third quarter 2018 was also a record at $115.2 million or 35.9% of revenue, representing a 7.4% increase on a dollar basis from $107.3 million or 35.3% of revenue in the second quarter 2018. The increase in gross margin was due primarily to favorable product mix as well as improved capacity utilization and the continued 8-inch ramp in SFAB.

GAAP operating expenses for third quarter 2018 were $69.4 million or 21.6% of revenue, and $65 million or 20.3% of revenue on a non-GAAP basis, meeting our target model of 20% of revenue. Third quarter non-GAAP operating expenses exclude $4.4 million of amortization of acquisition-related intangible asset expenses. This compares with GAAP operating expenses in the second quarter 2018 of $69.4 million or 22.8% of revenue and $64.2 million or 21.1% of revenue on a non-GAAP basis. Total other expenses, net, amounted to approximately $1.4 million for the quarter, including $2.3 million of interest expense. Income before taxes and noncontrolling interest in the third quarter 2018 amounted to $44.4 million compared to $36.4 million in the second quarter 2018.

Turning to income taxes. Our effective income tax rate for the third quarter 2018 was approximately 29.7%.

GAAP net income for the third quarter 2018 was a record $30.9 million or a record $0.61 per diluted share compared to GAAP net income of $25.1 million or $0.49 per diluted share in the second quarter 2018. The share count used to compute GAAP diluted EPS for the third quarter 2018 was 51.1 million shares. Third quarter 2018 non-GAAP adjusted net income was $34.5 million or $0.68 per diluted share, both of which are records. The adjusted net income excluded, net of tax, $3.6 million of noncash acquisition-related intangible asset amortization cost. This compares to non-GAAP adjusted net income of $29.3 million or $0.58 per diluted share in the second quarter 2018. We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income, which provides additional details.

EBITDA was a record $72 million or 22.4% of revenue in the third quarter 2018 compared with $64.5 million or 21.2% of revenue in the second quarter 2018. We have included in our earnings release a reconciliation of GAAP net income to EBITDA, which provides additional

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NOVEMBER 06, 2018 / 10:00PM GMT, Q3 2018 Diodes Inc Earnings Call

details.

Cash flow generated from operations was $35.5 million for the third quarter 2018. Free cash flow was $16.4 million for the third quarter, which included $19.2 million of capital expenditures. Net cash flow was negative $2.7 million, including the paydown of approximately

$21.7 million of long-term debt.

Turning to the balance sheet. At the end of the third quarter, cash and cash equivalents plus short-term investments totaled approximately $158 million. Working capital was $386 million, and long-term debt, including the current portion, was $166 million.

At the end of the third quarter, inventory decreased by approximately $4 million from the second quarter 2018 to approximately $219 million. The decrease in inventory reflects an $11 million decrease in finished goods, a $2 million increase in work in process, and a $5 million increase in raw materials. This is the second quarter of finished goods inventory decreases, reflecting our focus on reducing finished goods inventory. Finished goods inventory days were 30 in the quarter compared to 38 in the second quarter. Total inventory days were 99 in the quarter, down from 106 days in the second quarter 2018.

Capital expenditures on a cash basis for the third quarter were $19.2 million or 6% of revenue and within our target model of 5% to 9% of revenue.

Now turning to the outlook. We expect revenue in the fourth quarter 2018 to be approximately $315 million, plus or minus 3%. At the midpoint, this represents growth of 17.3% over the prior year period and down 1.9% sequentially, which is better than our typical seasonality. We expect GAAP gross margin to be 36%, plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 21% of revenue, plus or minus 1%. We expect interest expense to be approximately $2 million. Our income tax rate is expected to be 29.5%, plus or minus 3%, and shares used to calculate diluted EPS for the fourth quarter are anticipated to be approximately 52.2 million. Please note that purchasing accounting adjustments of $3.5 million, after tax, for Pericom and previous acquisitions are not included in these non-GAAP estimates.

With that said, I will now turn the call over to Emily Yang.

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Thank you, Rick, and good afternoon. As Dr. Lu and Rick highlighted, third quarter revenue was up 5.5% sequentially and up 12.5% year-over-year, setting a new quarterly record. Q3 distributor POS increased by 3.3%, and POP was up by 3%. Channel inventory increased 2.2% sequentially in support of POS. In fact, we had record POS results in both Asia and North America.

During the quarter, customer activity remained strong across all regions as we continue to penetrate our key customer base with an expanded sales footprint. We set revenue record in 12 product categories, collectively representing 76% of our total revenue, including AC/DC, BTRX, CMOS LDO, Eris, interface, LED, MOSFET, power protection, SASP, signal integrity, standard linear and switch, along with continued strong momentum in battery management, connect ASIC and DPNS, driven by recent design wins on new products. Going forward, we expect to make continuous progress with expanded revenue growth, new product introductions and design wins.

Looking at global sales in the third quarter. Asia represented 78% of the revenue; Europe, 11%; and North America, 11%. In terms of our end markets, industrial was once again our largest representative end market at 27% of revenue. Consumer represented 25%; communication, 23%; computing, 16%; and automotive, 9% of revenue.

Starting with our automotive market, which remains a key focus area for Diodes. We achieved record revenue in the quarter, increasing 6% sequentially and 27% year-over-year. Our consistent growth in this end market is underpinned by our continued design win momentum across all application areas, particularly our 3 focus areas of connected driving; comfort, style and safety; and powertrain. In connected driving specifically, we saw continued demand for USB Type C charging and packet switches as well as our high demand for production product as our growing automotive protection family offers high reliability and high performance with ESD protection, which is an important factor in today's connected cars. This portfolio includes CANBus/LinBUS, high-speed data line protector that covers the

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NOVEMBER 06, 2018 / 10:00PM GMT, Q3 2018 Diodes Inc Earnings Call

full spectrum for connected driving application. Diodes also continues to secure an increasing number of MOSFET design-ins on brushless DC motor, electric power steering, water pump, power windows, electric horn, infotainment, battery management and advanced driving assistance applications. Standard and application-specific products, (including Diodes bridges, Zeners and TVS), also saw strong demand within automotive. Diodes' proprietary SBR technology continues to penetrate a diverse range of automotive applications, such as running daylight, battery management system and infotainment. We also saw significant revenue growth in hall sensor design-in activities for power window, sunroof, door, tailgate, seat, seatbelts and gearshift applications.

Turning next to our industrial market. We also achieved record revenue in this end market, growing 6% sequentially and 32%

year-over-year. We continue to have strong demand in our product, driven by a broad range of application, such as e-meter, smoke detectors, surveillance, lighting, solar and power tools. We are also seeing increasing design wins for LDOs, audio, hall sensors and as SASP products, along with SBR product. Our SBR products are ideally switches for industrial application as they have excellent performance in high-temperature operating environment due to the proprietary SBR structure, providing low and stable leakage under these conditions. For the same reasons, solar is another fast-growing target market in regions where high-temperature operation and ruggedness in the harsh environment is critical.

Turning to communication market. Related to the cellphone market, our AC/DC product line has seen growing market share in mainstream smartphone charger application. At the same time, high-end AC/DC product line has gained traction in emerging USB PD

3.0 quick chargers or power adapter applications. We also continue to see ongoing success in this market with strong design-in activities, especially our MOSFET, Zener diodes, protection product, SBR, Schottky and hall sensor products. We are also seeing strong demand for MIPI switches to support multiple cameras in the new-generation smartphone.

In the consumer market, we achieved solid design win momentum across a broad range of applications, such as panels, earphones, wearables, portables, smart speakers, chargers and set-top boxes. We also continue to expand design-in and design win activity with major customers for our LED lighting products, including MR16 LED drivers and linear drivers for halogen lamp replacement. Additionally, our PCIe gen 2 packet switch are gaining traction in applications, like office printers, and our USB Type C ReDrivers are gaining momentum in countless applications.

Lastly, in the computing market, we continue to expand our opportunities, especially for our Pericom products. Our SAS/SATA, USB, Display Port, HDMI, PCIe ReDrivers, clock buffers and signal switches, including video and USB Type-C MUX, have been exceptionally strong. We also saw strong design-in activity with our USB Type-A, USB Type-C and Display Port ReDriver products as we've maintained our leading position in the PC and mobile applications. The growing demand for our USB Type C interface, our mobile Internet devices and computing platforms has greatly expanded the USB C/PD interface opportunities for Diodes. As one example, our latest 3A power switch, a USB PD switch, are gaining increasing traction in the notebook and PC segment.

In summary, we are very pleased with our achievement of record results once again this quarter. Our product initiatives and aggressive past design win momentum has led to our above-market growth and continuing market share gains. Additionally, our content and customer expansion effort, specifically in the automotive and industrial markets, has resulted in these end markets growing at a higher rate than our corporate average and reaching 36% of total revenue. We expect to gain increasing traction in this market as we continue to serve as key contributors to our current and future growth.

With that, we now open the floor to questions. Operator?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from the line of Tristan Gerra from Baird.

Margaret Jeanne Sims Robert W. Baird & Co. Incorporated, Research Division - Research Analyst

This is Maggie Sims on for Tristan. The midpoint of gross margin guidance is about flat year-over-year, yet it's on a revenue guidance midpoint inferring 17% growth presumably better mix than ASPs. Are higher raw material costs the offset to the gross margin guidance?

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NOVEMBER 06, 2018 / 10:00PM GMT, Q3 2018 Diodes Inc Earnings Call

Or what are other factors preempting that year-over-year growth? And should we expect that year-over-year gross margin growth to resume?

Richard D. White Diodes Incorporated - CFO & Secretary

So just a second please.

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Well, I think we've continued to improve our product mix and, therefore, even the revenue due to the seasonality or actually better than the seasonality. We only guide 1.9% down. We're still able to maintain our gross margin at 36% or improve from 35.9% to 36%. And we did the -- next year is -- the 1Q could be down due to seasonality, but we were hoping we will continue improve our gross margin, especially when we start to ramp our 8-inch fab and continually improve our product mix. I'm hoping all those will be able to help us to maintain the gross margin even we still have guided constantly of price going down, ASP decreased. Totaling by those efforts, rent, the 8-inch product mix and the new product, with all those effort and the cost reduction, all those efforts, I believe we should be able to maintain at least and maybe improve our gross margin.

Margaret Jeanne Sims Robert W. Baird & Co. Incorporated, Research Division - Research Analyst

Okay. And given a more measured outlook into 4Q in the supply chain, do you see any impact on pricing for your products? And also, if you could talk about wafer availability and pricing with that?

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Well, we typically put in 1.5% ASP reductions per quarter, and that's our model. Sometimes, we improve that ASP erosion by product mix. So currently, we still see the 4Q. We should be able to maintain our gross margin by continuing to improve the product mix. But due to dilution do not improve because our revenue actually guided down. So we don't expect due to dilution going up.

Richard D. White Diodes Incorporated - CFO & Secretary

Or significant.

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Yes. But wafer fab, our 8-inch fab will continue to ramp. As in the end of September, we are running about 6,000 wafer per month. Now on our 8-inch fab, we expect about 9,000 wafer per month by end of December. So in 4Q, we still expect the ramping of our 8-inch fab.

Operator

Our next question comes from the line of Gary Mobley from Benchmark.

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

I'll just start with a follow-up question about the gross margin. As I recall correctly, the gross margin was negatively impacted in the second quarter because of some efforts to reduce some internal inventory. Perhaps you overshot there on your internal inventory. How much of an impact did that have on the third quarter gross margin? And I'm assuming it's no longer a headwind looking into the fourth quarter.

Richard D. White Diodes Incorporated - CFO & Secretary

Yes. So in the second quarter, our margin went down from 35.9% in the first quarter to 35.3%. And in the third quarter, it's back at 35.9%. So we think the impact on the margin from the effort to reduce finished goods inventory is basically done, and we're holding that in the fourth quarter at 36% in the guidance.

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

Okay. As you guys...

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

So basically, the -- as we see inventory, we -- that you see in second quarter position us for this -- for the inventory reduction and slowed it down. So right now, our inventory is at a very good position, and we don't see a need to continue to reduce that internal inventory.

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Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

Okay, all right. Just shifting gears on the top -- to the top line. As you guys are well aware, the performance of your competitors has been uneven to say the least. And it's obvious that your -- you've got to be taking share. And so I guess one of the questions I wanted to pose is, which company or group of companies do you think you're taking the most share from? And are you seeing any pockets of weakness as  we are wrapping up calendar year 2018?

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Well, I think, several times, I did mention before we have a very strong automotive growth. If you just get our CAGR in the last 5 years of automotive, it's like 28% a year. And even this time, you can see our automotive is at the 27% or something across the last year. So you can see we continue to grow faster than market growth. But I think last time, I will say it's not to say we're gaining the -- take the market from so and so. It's really due to the automotive content increase, and we are able to get in there when the content, new start -- new content was put in. And since Diodes was codified for automotive, our customer can just go ahead using our product then they increase their content. Therefore, it's a bit -- very difficult for me to say we get it from so and so. We get it from this. That's not really the case. It's

-- since the customer increased the content, our product is available for that, and so we are able to significantly gain the design win, okay. That's in automotive side. And in industrial, we have been continuing to improve our industrial positions. Now you can see our industrial is 27% of our total revenue. And if you remember, I want to do is -- automotive and industrial grows to 40% of our total revenue and that we are improved towards that direction. We will continue introduce a new product, introduce the correct product for industrial and automotive need, okay. So we don't want to say we get it from which company. We just gain it from -- when the market grows. We gain it from the increase of the market. And even the market is affected or go down, we will still continue gaining more market share.

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Right. So we really focus more on extending the contacts and offering more dollars per BOM per box. That has been our focus.

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

Got you.

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Another one is the total solutions, okay. We are now with the Pericom with BCD. Now we offer -- we are able to offer a total solution for our customer. So we -- while we're working with our customer, we are able to offer them more product portfolio than before, and that's why we came in the market share.

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

Okay. Last topic from me and then I'm finished. It's can you give us some updated thoughts on the impact of tariffs? And that's it.

Richard D. White Diodes Incorporated - CFO & Secretary

Sure. So we have -- so everybody remembers, there was -- there were 2 tariff lists. One was in the first part of July, and the second tariff list was at the end of August. We have -- basically, all of our products are covered by tariffs now when they're imported into the United States. We are billing those tariffs, charging them to our customers. And we will continue to do that in the fourth quarter and going forward. And we've -- Emily's been dealing with the customers, and it seems to be going okay right now.

Operator

Our next question comes from the line of Edgar Roesch from Sidoti & Company.

Edgar Burling Roesch Sidoti & Company, LLC - Research Analyst

I wanted to ask about, first of all, European autos. There was, to my understanding, some market disruption related to new fuel economy standards being implemented in that market. And I was wondering if you felt any impact or might in the coming quarter?

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Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Yes, we definitely understand the change of the policy in Europe. It actually created more opportunity for us because they're a lot more focused on the electric cars and these kind of applications. And from the content point of view, it created more opportunity for Diodes to engage with our partners and customers. So we definitely understand what you're talking about though we actually see it more on the positive side for us.

Edgar Burling Roesch Sidoti & Company, LLC - Research Analyst

Okay. But it sounds like no production disruptions were impacting you. So that's good. And then the second one, will the 6-inch fab complete qualifying at customers by the end of Q4? Could you update us on that? This is the KFAB that was moved over to Shanghai.

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Yes.

Richard D. White Diodes Incorporated - CFO & Secretary

KFAB to SFAB 1. KFAB to SFAB. That's what he's asking.

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Well, actually, KFAB transferred to SFAB 1 is actually completed about the -- complete. It's about end of the first quarter, fully ramped up. It's about end or the second quarter this year. So basically, that's behind us now. And that's why, if you look at our SFAB 1 billing, it's pretty good. And so far, we don't see any problem or interruption to our customer support.

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Right. The majority of the customers has been transferred over to the SFAB. That, I would say, is pretty much completed.

Edgar Burling Roesch Sidoti & Company, LLC - Research Analyst

Okay, great. And just one last one. I know you've spoken about your capital spending, putting in place enough capacity to get you through the second half of '18. But if growth were to continue at its current pace, let's say, when would the decision be upon you to ramp up more? And how are you feeling about that at this point?

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

We do not have a plan to aggressively put up the capacity. We only put up the capacity when we see a very tight supply, okay. So we do not, back in the past, creatively inching up the capacity. We are now at the stage we want to gradually improve our capacity, but not significant increase. And if you look at -- that's why we kept to put in our CapEx is at 5% to 9% of our revenue. And we're going to continue in keeping that area, except our CAT, our Chengdu Assembly site. Our Chengdu Assembly site, if you remember, our Phase I, we built in and creating room, creating area, an office area. And the manufacturing site is going to be fully utilized, the space, probably for another 2 years. We'll be fully occupied. Therefore, we probably need this -- we are doing now for the design, and we'll probably wait for another year, next year at this time, when we start our construction, and then probably take one more year and finish it up. So we are talking about finishing up by end of 2020 and ready for more expansion.

Richard D. White Diodes Incorporated - CFO & Secretary

And then what we're going to do there is just like we did in CAT 1 in the first building, we would fill it up as it's needed. We won't go just fill up the building with assembly test equipment. We'll put in a minimum line and then start running that and gradually increase it over time. So there won't be this huge increase in capacity that's underutilized.

Operator

(Operator Instructions) Our next question comes from the line of Shawn Harrison from Longbow Research.

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Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

I guess the -- Dr. Lu, as you look at the guidance into the fourth quarter and being it better than seasonal, are there any market verticals sequentially where you're seeing the greater strength out of Asia than you would normally see something that you could point to highlight this growth?

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Well, actually, we're still seeing somebody sell to multi-voltage throw down. But we still see a strong growth for us in automotive area due to the content increase and due to the test design win, okay. So if you look at our second quarter our announcement, we always say we have very strong design win. We have very good POS. And all those is a result us, resulting in better than seasonality for 4Q and that I

-- we don't see any particular area. We see communication has increased, automotive has increased, and industrial probably not. But communication, consumer and industrial, we all see a good growth or better-than-seasonality growth.

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

That's it. And on the other side of that spectrum, you said industrial maybe is not growing. Are you seeing anything with maybe Chinese or Asian distribution partners getting a little bit more cautious given the uncertainty caused by the tariff situation maybe not seeing the same level of voter strength as you've seen in prior months?

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Always. Actually, it doesn't mean that they have caution or not always in the 4Q but into the 4Q or in the 4Q. This is typically toward the

-- carry the inventory, except Asia. U.S. and Europe, obviously, for sure, they all want to, like to carry their inventory over Asia. Now China typically -- are typically different because Chinese New Year is in early February. And therefore, they're going to be much stronger in February. Therefore, the ethnicity in China, typically, will carry an even more inventory by end of second -- end of fourth quarter to support their strong need in January, and then they slow down during the Chinese New Year.

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Okay. And then last question. Rick, the SG&A leverage in particular was impressive on the sequential sales growth this quarter. Was there anything specific to that other than good cost control? I guess that's my question.

Richard D. White Diodes Incorporated - CFO & Secretary

No, I don't think there's anything specific. If you look at the SG&A plus R&D, it's been fairly stable around the $64 million to $67 million. In the first quarter, it was $67 million; second quarter, it was $64 million; third quarter, $65 million. And if you look at our guidance, the 21% is around $66 million in the fourth quarter. So SG&A plus R&D this year has been just fairly stable every quarter.

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Okay, helpful. And once again, my congratulations...

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

And remember, our biggest model is R&D and SG&A will be 20% to 21%. And our old model is at 20%, and we said if we start to increase our gross margin from 35% model to 40% model, we might allow R&D increase a little bit. So we have been stick to that business model, and we are currently -- it's at 20%, slightly over...

Richard D. White Diodes Incorporated - CFO & Secretary

20.3%.

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

20.3%. So we are maintaining that kind of business model.

Operator

This does include the question-and-answer session of today's program. I'd like to hand the program back to Dr. Keh-Shew Lu for any further remarks.

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NOVEMBER 06, 2018 / 10:00PM GMT, Q3 2018 Diodes Inc Earnings Call

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Thank you for your participation on today's call. We're looking forward to providing an update on our business next quarters. Operator, you may now discontinue.

Operator

Thank you. Thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.

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